SECURITIES AND EXCHANGE COMMISSION
                                   Washington, D.C. 20549



                                     FORM 8-K

                                  CURRENT REPORT


     Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934



 Date of Report:  September 28, 1994

                                Security Capital Bancorp
             (Exact name of registrant as specified in its charter)



      North Carolina                0-12359                  56-1354694
(State or other jurisdiction     (Commission               (IRS Employer
      of incorporation)          File Number)            Identification No.)





                               507 West Innes Street
                                Post Office Box 1387
                       Salisbury, North Carolina 28145-1387
                     (Address of principal executive offices)



Registrant's telephone number, including area code:  (704) 636-3775


                                       N/A
       (Former name or former address, if changed since last report)



                                                  EXHIBIT INDEX ON PAGE 7
                                                  PAGE 1 OF 12

Item 1.  Changes in Control of Registrant
     Not Applicable.
Item 2.  Acquisition or Disposition of Assets
     Not Applicable.

Item 3.  Bankruptcy or Receivership
     Not Applicable.

Item 4.  Changes in Registrant's Certifying Accountant
     Not Applicable.

Item 5.  Other Events
     Security Capital Bancorp (the "Company") and Fairfield Communities, Inc. ("FCI") have consummated the Company's acquisition of First Federal Savings and Loan Association of Charlotte, North Carolina, a wholly-owned subsidiary of FCI, pursuant to the Stock Purchase Agreement, dated April 5, 1994, between the Company and FCI. Additionally, the Company has announced a change in accounting methods by certain of its subsidiaries resulting in certain tax expense payments and recognition of tax expenses for financial reporting purposes. A copy of the press release of the Company, dated
September 26, 1994, is attached as an Exhibit and incorporated herein by reference.

Item 6.  Resignations of Registrant's Directors
     Not Applicable.

Item 7.  Financial Statements and Exhibits
     (99.1) Press Release of Security Capital Bancorp, distributed September 26, 1994

Item 8.  Change in Fiscal Year
     Not Applicable.

                              SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

                                     SECURITY CAPITAL BANCORP


Date:  September 28, 1994            By:
                                          David B. Jordan, Vice Chairman and
                                          Chief  Executive  Officer

                                                 EXHIBIT INDEX


Exhibit No.           Description                     Sequential Page No.

  99.1                Press Release of                        -9-
                      Security Capital Bancorp
                      Distributed on
                      September  26, 1994